SCHEDULE 14C INFORMATION

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Pacific Select Fund

(Name of Registrant as Specified In Its Charter)

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PACIFIC SELECT FUND

PD EMERGING MARKETS INDEX PORTFOLIO

AND PD INTERNATIONAL LARGE-CAP INDEX PORTFOLIO

INFORMATION STATEMENT DATED JULY 23, 2021

This document (“Information Statement”) provides information concerning a new sub-advisory agreement and sub-subadvisory agreement for the PD Emerging Markets Index Portfolio and the PD International Large-Cap Index Portfolio (each a “Fund,” together the “Funds”) and is being sent on or about July 23, 2021 to the shareholders of record as of July 21, 2021.

This Information Statement is for informational purposes only. We are not asking you for a proxy, and you are requested not to send us a proxy.

I. Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved (i) a new sub-advisory agreement with FIAM LLC (“FIAM”), (ii) a sub-subadvisory agreement with Geode Capital Management, LLC (“Geode”), (iii) a recommendation for the Funds to pursue index-based strategies and, as a result, (iv) name changes with respect to the PD Emerging Markets Index Portfolio (formerly named PD Emerging Markets Portfolio) and the PD International Large-Cap Index Portfolio (formerly named PF International Large-Cap Portfolio), effective on April 30, 2021. Information concerning these changes was included in a supplement dated March 26, 2021 to the Trust’s prospectus for Class P shares dated May 1, 2020.

At a virtual meeting held on March 24, 2021*, based upon a recommendation from Pacific Life Fund Advisors LLC (“PLFA”), the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), approved, effective on April 30, 2021, a new sub-advisory agreement with FIAM (“FIAM Sub-Advisory Agreement”) and a new sub-subadvisory agreement with Geode (“Geode Sub-Subadvisory Agreement”) with respect to the Funds. At the March 24, 2021 meeting, the Board also terminated the sub-advisory agreement for the Fund with the prior sub-adviser upon the effectiveness of the FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement. In connection with these changes, changes were also made to the Fund’s investment strategies.

Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and PLFA, the Trust’s investment adviser, PLFA and the Trust may hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval in accordance with the requirements of the exemptive order. The information contained herein is being provided pursuant to the requirements of the exemptive order. PLFA and/or the Trust retained a transitioning agent in order to reduce transaction costs associated with the purchase and sale of portfolio holdings in connection with the transition.

* The Board approved reliance on relief provided by the U.S. Securities and Exchange Commission (“SEC”) from in-person voting requirements of the 1940 Act for the March 24, 2021 Board meeting. This approval was based on the Board’s belief that, due to the circumstances related to current or potential effects of COVID-19, it was necessary and appropriate to rely on the in-person relief granted by the SEC and substitute the in-person meeting scheduled for March 24, 2021 with a virtual meeting. The Board also approved to undertake to satisfy the conditions subsequently required in the in-person relief, including ratification of these matters at the Board’s next in-person meeting.

II. Board Consideration of the New Agreements

In considering the appointments of FIAM as sub-adviser and Geode as sub-subadviser for each Fund, the Board reviewed with PLFA its rationale for recommending a change in sub-adviser for the Fund. The Board, including the Independent Trustees, also considered, among other things, the factors described below in evaluating PLFA’s recommendation that FIAM be appointed as the new sub-adviser and Geode be appointed as the new sub-subadviser for the Funds and in evaluating the proposed FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement. Additionally, the Board considered the process employed by PLFA in reaching a recommendation for a new sub-adviser, including due diligence conducted by PLFA on the investment resources and personnel of a potential sub-adviser and an assessment of the investment strategies used by a potential sub-adviser. In addition, the Board reviewed information provided by PLFA regarding the specific criteria and information evaluated by PLFA during the selection process of FIAM and Geode and PLFA’s analysis in reaching its conclusion to recommend FIAM as sub-adviser and Geode as sub-subadviser for the Funds. The Trustees also considered that PLFA has historically exercised diligence in monitoring the performance of the sub-advisers, and has recommended and taken measures to attempt to remedy relative underperformance by a Fund when PLFA and the Board believed it to be appropriate.

In evaluating the FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement for the Funds, the Board, including all the Independent Trustees, considered the following factors, among others:

A. Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining FIAM as the new sub-adviser and Geode as the new sub-subadviser to the Funds, particularly in light of the nature, extent, and quality of the services expected to be provided by FIAM and Geode. In this regard, the Trustees considered various materials relating to FIAM and Geode, including copies of the proposed FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement; copies of FIAM’s and Geode’s Form ADVs; financial information; a written presentation from FIAM and Geode; a comprehensive report including an assessment by PLFA; responses from FIAM and Geode to information requested by counsel to the Independent Trustees; and other information deemed relevant to the Trustees’ evaluation. The Trustees also considered a verbal presentation at a meeting held virtually on March 24, 2021 from management and investment personnel from FIAM and Geode where all attendees could hear each other clearly.

The Trustees considered that under the Geode Sub-Subadvisory Agreement, Geode would be responsible for providing investment advisory services for the Fund’s assets, including providing investment research and analysis and conducting a continuous program of investment by determining which securities would be purchased or sold by the Fund. The Trustees considered the quality of the management services expected to be provided to the Fund over both the short- and long-term, the organizational depth and resources of FIAM and Geode, including the background and experience of FIAM’s and Geode’s management and the expertise of Geode’s portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Trustees considered that the Trust’s Chief Compliance Officer (“CCO”) had reviewed FIAM’s and Geode’s written compliance policies and procedures and code of ethics. The Trustees also considered the CCO’s assessment of FIAM’s and Geode’s compliance program, as required under Rule 38a-1 of the 1940 Act, and its code of ethics. The Trustees also took note of the due diligence PLFA conducted with respect to FIAM and Geode, and were aided by the assessment and recommendation of PLFA and the presentation and materials provided by FIAM and Geode.

The Board concluded that it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the Fund by FIAM under the FIAM Sub-Advisory Agreement and Geode under the Geode Sub-Subadvisory Agreement.

B. Performance

The Trustees considered PLFA’s efforts to identify advisory firms that are qualified to manage index-based emerging markets equity and international large-cap equity strategies and PLFA’s identification of FIAM and Geode to serve as sub-adviser and sub-subadviser, respectively, with regard to the Funds’ day-to-day investment activities. The Trustees considered that the Funds’ historical performance had been obtained under a different sub-adviser, although PLFA has managed the Fund since its inception. However, the Trustees considered the investment process and techniques to be used by Geode for the Funds and Geode’s experience managing index-based emerging markets equity and international large-cap equity strategies, as well as other factors concerning performance in connection with their consideration of this matter and in connection with approval of the FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement, including the factors described below.

The Trustees considered information about the historical performance of funds and accounts managed by the same Geode portfolio management team that would manage the Funds using similar investment strategies (the “Geode Comparable Performance”). The Trustees considered that this information included a comparison of the Geode Comparable Performance against pertinent benchmarks for the one-, three- and five-year and since inception periods, as applicable, as of November 30, 2020.

The Trustees considered additional information about the historical performance of funds managed by the same Geode portfolio management team that would manage the Funds using similar investment strategies. The Trustees considered that this information included a comparison of the funds’ performance against a pertinent benchmark and an applicable peer group for the one-, three- and five-year and since inception periods as of December 31, 2020, as well as performance for each of the past six calendar years. Additionally, the Trustees considered the standard deviation of the funds during certain periods. The Board determined that Geode’s performance record with respect to similarly managed funds was acceptable.

C. Advisory and Sub-Advisory Fees

The Trustees considered information regarding the comparative advisory fees charged under other investment advisory contracts of Fidelity and Geode with regard to other funds with substantially similar investment strategies as the Funds. The Trustees also considered that the advisory fee schedule would remain unchanged but that the sub-advisory fee would be reduced from its current levels, resulting in an increase in the retention by PLFA of its advisory fee. The Trustees considered that PLFA would agree to implement a fee waiver in order to share these benefits with shareholders and that as a result of these waivers, the total net advisory fee paid by shareholders would be reduced. In comparing the proposed sub-advisory fees to be paid by the Funds to fees charged by Fidelity and Geode for the other similarly-managed funds, the Trustees noted that for certain funds, there were differences in the size and type of the account and the nature and size of the overall relationship with FIAM and Geode that could reasonably be expected to account for differences in fee schedules.

The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and FIAM or among PLFA, FIAM and Geode, as applicable, and that the Funds’ subadvisory fees and sub-subadvisory fees are paid by PLFA and FIAM, respectively, and are not paid directly by the Funds. The Trustees also considered that there are certain costs associated with a sub-adviser change, but that the ongoing operating expenses paid by the shareholders were not expected to materially increase, and would likely decrease, as a result of this sub-adviser change.

The Board concluded that the compensation payable under the FIAM Sub-Advisory Agreement and the Geode Sub-Subadvisory Agreement is fair and reasonable.

D. Costs, Level of Profits and Economies of Scale

The Trustees considered information regarding the anticipated costs to FIAM of sub-advising the Funds and to Geode of sub-subadvising the Funds and the projected profitability of the FIAM Sub-Advisory Agreement to FIAM and the Geode Sub-Subadvisory Agreement to Geode, to the extent practicable based on the information provided by FIAM and Geode. The Trustees noted that any assessment of projected profitability would involve assumptions regarding expense allocations and other factors. Given the arms’-length nature of the relationship between PLFA and FIAM with respect to the negotiation of sub-advisory fees and among PLFA, FIAM and Geode with respect to the negotiation of sub-subadvisory fees, the fact that such fees are paid by PLFA and FIAM, respectively, and the fact that the projected profitability of the FIAM Sub-Advisory Agreement to FIAM and the Geode Sub-Subadvisory Agreement to Geode are estimates because they had not yet begun to manage the Funds, the Trustees considered that projected profitability information for FIAM and Geode at this time was of limited utility. The Trustees also considered the impact of the sub-advisory change to the profitability of the PLFA advisory agreement with the Fund.

The Trustees considered the organizational strengths of FIAM and Geode and their abilities to attract and retain investment personnel over time and to sustain the staffing of investment teams that will provide services to the Funds. The Board concluded that the Fund’s fee structure reflected in the FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement is fair and reasonable.

E. Ancillary Benefits

The Trustees received information from PLFA and FIAM and Geode concerning other benefits that may be received by FIAM and Geode and their affiliates as a result of their relationship with the Funds, including commissions that may be paid to broker-dealers affiliated with Geode and the anticipated use of soft-dollars by Geode. In this regard, the Trustees noted that Geode represented that it does not anticipate using an affiliated broker-dealer and does not anticipate using soft dollar credits generated by Fund commissions to pay for research services. The Trustees considered potential benefits to be derived by FIAM and Geode from their relationship with the Funds and that such benefits are consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

F. Conclusion

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the FIAM Sub-Advisory Agreement is in the best interests of the Funds and their shareholders; (ii) the compensation payable under the FIAM Sub-Advisory Agreement is fair and reasonable; (iii) the Geode Sub-Subadvisory Agreement is in the best interests of the Funds and their shareholders; and (iv) the compensation payable under the Geode Sub-Subadvisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III. The New Agreements

The FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement, collectively, are substantially similar to the sub-advisory agreement with the prior sub-advisor for each Fund. FIAM, subject to the supervision of PLFA, will provide a continuous investment program for the Funds, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with each Fund’s investment goals, strategies, policies and restrictions. Subject to the supervision of FIAM, FIAM has delegated its investment management duties to the Funds under the FIAM Sub-Advisory Agreement to Geode. Geode has agreed to render such investment advisory services in the manner and on the terms set forth in the Geode Sub-Subadvisory Agreement. FIAM and Geode bear all expenses incurred by them and their respective staff, with respect to all activities in connection with the performance of sub-advisory services under the FIAM Sub-Advisory Agreement and the performance of the sub-subadvisory services under the Geode Sub-Subadvisory Agreement. Each Fund is responsible for its own expenses not specifically assumed by FIAM and Geode under the FIAM Sub-Advisory Agreement, the Geode Sub-Subadvisory Agreement or by PLFA under the investment advisory agreement.

Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law or the provisions of the FIAM Sub-Advisory Agreement or the Geode Sub-Subadvisory Agreement, FIAM, Geode, their respective affiliates and control persons are not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement, except by reason of FIAM’s and Geode’s willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of reckless disregard of FIAM’s and Geode’s obligations and duties under the FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement, respectively. In addition, FIAM shall be liable for any damages, expenses, or losses in connection with any act or omission arising out of any services rendered by third parties, including Geode, that FIAM hires in connection with fulfilling FIAM’s obligations under the FIAM Sub-Advisory Agreement to the same extent that FIAM would be liable for such damages, expenses or losses under the FIAM Sub-Advisory Agreement if FIAM had performed such act or omission directly.

FIAM has agreed to indemnify and hold harmless PLFA, its affiliates and control persons (collectively, the “PL Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which PLFA or such PL Indemnified Persons may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of FIAM’s responsibilities to the Trust that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, FIAM’s obligations and/or duties under the FIAM Sub-Advisory Agreement by FIAM (or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of FIAM) (other than a PL Indemnified Person); (ii) are based upon FIAM’s (or its agent’s or delegate’s) material breach of any provision of the FIAM Sub-Advisory Agreement, including material breach of any representation or warranty; (iii) are based upon any untrue statement of a material fact contained in a current registration statement or current prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to PLFA, the Trust, or any affiliated person of the Trust by FIAM or any affiliated person or agent or delegate of FIAM (other than a PL Indemnified Person); or (iv) are based upon a breach of FIAM’s fiduciary duties to the Trust or violation of applicable law.

In addition, Geode has agreed to indemnify and hold harmless FIAM, its affiliates and control persons (collectively, “FIAM Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the FIAM Indemnified Persons may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Geode’s responsibilities to the Trust that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, Geode’s obligations and/or duties under the Geode Sub-Subadvisory Agreement by Geode (or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of Geode) (other than a FIAM Indemnified Person); (ii) are based upon Geode’s (or its agent’s or delegate’s) material breach of any provision of the Geode Sub-Subadvisory Agreement, including material breach of any representation or warranty; (iii) are based upon any untrue statement of a material fact contained in a current registration statement or current prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to a FIAM Indemnified Person by Geode or any affiliated person or agent or delegate of Geode (other than a FIAM Indemnified Person); or (iv) are based upon a breach of Geode’s fiduciary duties to the Trust or violation of applicable law. In addition, FIAM agrees to indemnify and hold harmless Geode, its affiliates and control persons (collectively, “Geode Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which a Geode Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of FIAM’s responsibilities as sub-adviser of the Funds that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, FIAM’s obligations and/or duties under the Geode Sub-Subadvisory Agreement by FIAM (or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of FIAM) (other than a Geode Indemnified Person); (ii) are based upon FIAM’s (or its agent’s or delegate’s) material breach of any provision of the Geode Sub-Subadvisory Agreement, including material breach of any representation or warranty; (iii) are based upon any untrue statement of a material fact contained in a current registration statement or current prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to a Geode Indemnified Person by FIAM or any affiliated person or agent or delegate of FIAM (other than a Geode Indemnified Person); or (iv) are based upon a breach of FIAM's fiduciary duties to the Trust or violation of applicable law.

The FIAM Sub-Advisory Agreement and Geode Sub-Subadvisory Agreement became effective on April 30, 2021 and will continue in effect for a period of two years from their effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Funds and also, in either event, approval of a majority of the Independent Trustees. The FIAM Sub-Advisory Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder. The Geode Sub-Subadvisory Agreement will terminate automatically upon the termination of the FIAM Sub-Advisory Agreement.

There was no change to the advisory fee rates payable by the Funds to PLFA in connection with the FIAM Sub-Advisory Agreement. Regarding its advisory fee through April 30, 2022, for the PD Emerging Markets Index Portfolio, PLFA contractually agreed to waive 0.440% on the first $50 million and 0.180% on the excess and, for the PD International Large-Cap Index Portfolio, 0.100% on the first $100 million and 0.050% on the excess. The agreement will automatically renew annually for a successive one year term unless: (i) PLFA provides at least 30 days’ written notice of the termination of the agreement prior to the beginning of the next applicable one year term, (ii) upon 90 days’ prior written notice to PLFA or (iii) upon termination of the advisory contract. The sub-advisory fee rate under the prior sub-advisory agreement and the new sub-advisory fee rate under the FIAM Sub-Advisory Agreement are shown below.

PD Emerging Markets Index Portfolio

Prior Fee Schedule	New Fee Schedule
0.500% on the first $50 million	0.064% on all assets
0.250% on the excess

The PD Emerging Markets Index Portfolio’s sub-advisory fees were paid by PLFA to the prior sub-adviser through April 29, 2021, pursuant a sub-advisory agreement dated May 1, 2009, as amended. For the fiscal year ended December 31, 2020, the PD Emerging Markets Index Portfolio’s sub-advisory fees paid or owed by PLFA to the prior sub-adviser totaled $640,724. Had the new sub-advisory fee rate been in effect for the same period, the Fund’s sub-advisory fees paid or owed by PLFA would have been $132,025. This amount would have been a decrease in such fees paid by PLFA of approximately 79.39%.

For the PD Emerging Markets Index Portfolio’s fiscal year ended December 31, 2020, the PD Emerging Markets Index Portfolio did not pay any brokerage commissions to an affiliated broker of FIAM or to an affiliated broker of Geode.

PD International Large-Cap Index Portfolio

Prior Fee Schedule	New Fee Schedule
0.150% on the first $100 million	0.050% on all assets
0.100% on the excess

The PD International Large-Cap Index Portfolio’s sub-advisory fees were paid by PLFA to the prior sub-adviser through April 29, 2021, pursuant a sub-advisory agreement dated May 1, 2009, as amended. For the fiscal year ended December 31, 2020, the PD International Large-Cap Index Portfolio’s sub-advisory fees paid or owed by PLFA to the prior sub-adviser totaled $579,056. Had the new sub-advisory fee rate been in effect for the same period, the Fund’s sub-advisory fees paid or owed by PLFA would have been $264,528. This amount would have been a decrease in such fees paid by PLFA of approximately 54.32%. For the PD International Large-Cap Index Portfolio’s fiscal year ended December 31, 2020, the PD International Large-Cap Index Portfolio did not pay any brokerage commissions to an affiliated broker of FIAM or to an affiliated broker of Geode.

IV. Information Regarding FIAM and Geode

FIAM

FIAM is a directly held, wholly-owned subsidiary of FIAM Holdings LLC, which is wholly-owned by FMR LLC. FMR LLC, the ultimate parent company of FIAM, is the parent company of a group of related companies commonly referred to as Fidelity Investments or Fidelity. As of April 30, 2021, FIAM’s total assets under management were approximately $150.3 billion.

The addresses for the entities above are as follows:

Entity Name	Address
FIAM and FIAM Holdings LLC	900 Salem Street, Smithfield, RI 02917
FMR LLC	245 Summer Street, Boston, MA 02210

FIAM does not act as adviser or sub-adviser to any registered investment companies that have similar investment objectives as the Funds.

As of April 30, 2021, the principal executive officers and directors of FIAM, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation
James Carroll	Director and Head of Institutional Portfolio Managers
Casey M. Condron	Director and Head of FIAM Institutional Client Group
Martin McGee	Director and Chief Financial Officer, Head of AM Line Finance and Board Finance Oversight
Kimberly L. Perry	Director, Head of Investment Services, Fidelity Asset Management Solutions
Vadim Zlotnikov	Director and President, Fidelity Asset Management Solutions
Horace Codjoe	Vice President, Head of Investment Risk Management
Timothy Abbuhl	Treasurer, Vice President, Asset Management Controller
Kim E. Daniels	Assistant Treasurer, Senior Vice President, Head of International Tax
Jennifer R. Suellentrop	Secretary, Vice President, Associate General Counsel
John Bertone	Assistant Secretary, Vice President, Asset Management Compliance
Brian C. McLain	Assistant Secretary, Vice President, Associate General Counsel
Kevin M. Meagher	Chief Compliance Officer

1 The address of Messrs. Carroll, Condron, Zlotnikov, Codjoe and Bertone and Ms. Suellentrop with respect to their position with FIAM is 900 Salem Street, Smithfield, RI 02917. The address of all other individuals listed above with respect to their position with FIAM is 245 Summer Street, Boston, MA 02210.

No Officer or Trustee of the Trust is an officer, director or shareholder of FIAM (including its affiliates).

Geode

99% of the beneficial interests in Geode are owned by Geode Capital Holdings LLC. More than 10% of the voting securities of Geode Capital Holdings LLC are owned by Geode Holdings Trust. As of April 30, 2021, Geode’s total assets under management, including its affiliates, were approximately $840 billion.

The addresses for the entities above are as follows:

Entity Name	Address
Geode and Geode Holdings LLC	100 Summer Street, 12th Floor, Boston, MA 02110
Geode Holdings Trust	Nolly Corley, trustee c/o Austin & Corley, 80 Washington Street, Building S, Norwell, MA 02061

Geode does not act as an adviser or sub-adviser to any registered investment companies that have similar investment objectives as the PD International Large-Cap Index Portfolio; however, Geode does act as an adviser or sub-adviser to the following registered investment companies that have similar investment objectives as the PD Emerging Markets Index Portfolio.

Fund Name	Net Assets (as of April 30, 2021)	Advisory or Sub-Advisory Fee	Waived/Reduced/ Agreed to Reduce (Yes or No)
Fidelity SAI Emerging Markets Fund	$3.73 billion	0.075% on all assets	No
Fidelity Emerging Markets Index Fund	$5.47 billion	0.070% on all assets	No
Fidelity MSCI Emerging Markets Index Fund	$47.50 million	0.075% on the first $500 million 0.070% on the next $1 billion 0.065% on the excess	No

As of April 30, 2021, the principal executive officers and directors of Geode, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation
Robert Minicus	Director and President and Chief Executive Officer
Lionel T. Harris	Director; Strategic Adviser
Philip L. Bullen	Director; Financial Services Director
Michael K. Even	Director; Financial Services Director
Franklin C. Kenly	Director
Arlene Rockefeller	Director; Advisor
Eric D. Roiter	Director; Law Professor
Thomas M. Sprague	Director; Investment Professional
Jennifer S. Uhrig	Director; Financial Services Executive

1 The address of all individuals listed above with respect to their positions with Geode is 100 Summer Street, 12th Floor, Boston, MA 02110.

No Officer or Trustee of the Trust is an officer, director or shareholder of Geode (including its affiliates).

Additional Information

Additional information about FIAM and Geode is available in the Trust’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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Once the Trust’s shareholder report has been posted to the Trust’s website, a notice will be sent to shareholders (who don’t already receive e-delivery or have not previously requested paper delivery) with notification of the posting to the website and information on how to request a paper copy without charge. The Trust’s semi-annual report for the fiscal half-year ended June 30, 2020 and the Trust’s annual report for the fiscal year ended December 31, 2020 were both previously made available to shareholders and are available upon request without charge by contacting the Trust by:

Email: PSFdocumentrequest@pacificlife.com

Regular mail: Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Express mail: Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone: Pacific Life Annuity Contract Owners: 1-800-722-4448

Annuity Financial Advisors: 1-800-722-2333

Pacific Life Insurance Policy Owners: 1-800-347-7787

PL&A Annuity Contract Owners: 1-800-748-6907

PL&A Life Insurance Policy Owners: 1-888-595-6997

Website: www.PacificLife.com

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. They are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, LLC, 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE